Exhibit 5.1

Opinion of Counsel

June 30, 2016

Supreme Industries, Inc.

2581 E. Kercher Road

P. O. Box 237

Goshen, Indiana 46528

Re:                             Supreme Industries, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Supreme Industries, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.  The Registration Statement relates to the registration of up to 1,290,598 shares (the “Shares”) of the Company’s Class A common stock, par value $0.10 per share (the “Common Stock”) for issuance pursuant to the Supreme Industries, Inc. 2016 Long-Term Incentive Plan (the “Plan”).

For purposes of the opinion we express below, we have examined originals, or copies certified or otherwise identified, of: (i) the Registration Statement and all exhibits thereto, (ii) the Plan, (iii) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”), (iv) the Third Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), (v) the Company’s specimen Common Stock certificate; (vi) resolutions of the Board of Directors of the Company and (vii) such other corporate records and documents of the Company as we have deemed necessary or appropriate for purposes of the opinion hereinafter expressed. As to various questions of fact material to the opinion expressed below, we have, without independent check or verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares: (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock, (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, and (iv) the stock certificates (if any) representing the Shares will comply with the provisions of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and the laws of the State of Delaware when the Shares are issued.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that upon issuance of the Shares in accordance with the terms of the Plan, and when issued and sold in accordance with the Plan and the provisions of the award agreements relating to awards granted under the Plan, for a consideration at least equal to the par value thereof, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm contained therein.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HAYNES AND BOONE, LLP

Haynes and Boone, LLP